                                                               EXECUTION COPY

                                      $2,000,000

                                 TERM LOAN AGREEMENT

                              (Dated as of July 28, 1995

                                       between

                          WAHLCO ENVIRONMENTAL SYSTEMS, INC.

                                     as Borrower

                                         and

                                WES ACQUISITION CORP.

                                      as Lender

                                  TABLE OF CONTEXTS

    SECTION                                                           Page
    -------                                                           ----
    1.   DEFINITIONS ................................................. 1
    2.   AMOUNT AND TERMS OF CREDIT .................................. 12
         2. l.     Term Loan Advance ................................. 12
         2.2.      Mandatory Prepayment .............................. 13
         2.3.      Optional Prepayment................................ 13
         2.4.      Use of Proceeds.................................... 13
         2.5.      Interest on Term Loan.............................. 13
         2.6.      Commitment Fee .................................... 14
         2.7.      Receipt of Payments ............................... 14
         2.8.      Application of Payments.....,...................... 14
         2.9.      Accounting.......,................................. 15
         2.10.     Indemnity.......................................... 15
         2.11.     Access............................................. 15
         2.12.     Taxes ............................................. 15

    3.   CONDITIONS PRECEDENT ........................................ 16

         3. l.     Conditions to Term Loan ........................... 16

    4. REPRESENTATIONS AND WARRANTIES ................................ 18

         4. l.     Corporate Existence; Compliance with Law .......... 18
         4.2.      Executive Offices.................................. 18
         4.3.      Subsidiaries ...................................... 18
         4.4.      Corporate Power; Authorization; Enforceable
                    Obligations....................................... 19
         4.5.      Solvency .......................................... 19
         4.6.      Financial Statements .............................. 19
         4.7.      Projections ....................................... 20
         4.8.      Ownership of Property; Liens ...................... 20
         4.9.      No Default ........................................ 21
         4.10.     Burdensome Restrictions ........................... 21
         4.11.     Labor Matters ..................................... 21
         4.12.     Other Ventures .................................... 22
         4. 13.    Taxes ............................................. 22
         4.14.     ERISA.............................................. 22
         4.15.     No Litigation...................................... 24
         4.16.     Employment and Labor Agreements ................... 24
         4.17.     Patents, Trademarks, Copyrights and Licenses....... 24
         4.18.     Full Disclosure ................................... 24
         4.19.     Liens.............................................. 24
         4.20.     No Material Adverse Effect......................... 24

    SECTION                                                           Page
    -------                                                           ----
         4.21.     Environmental Protection........................... 24
         4.22.     Real Estate Mortgages.............................. 25

    5.   FINANCIAL STATEMENTS AND INFORMATION......................... 25

         5.1.      Reports and Notices ............................... 25
         5.2.      Communication with Accountants..................... 27

    6.   AFFIRMATIVE COVENANTS........................................ 27

         6.1.      Maintenance of Existence and Conduct of Business... 27
         6.2.      Payment of Obligations ............................ 27
         6.3.      Financial Covenants ............................... 28
         6.4.      Lender's Fees ..................................... 29
         6.5.      Books and Records ................................. 29
         6.6.      Litigation......................................... 29
         6.7.      Insurance.......................................... 29
         6.8.      Compliance with Law................................ 29
         6.9.      Agreements......................................... 30
         6.10.     Supplemental Disclosure ........................... 30
         6.11.     Employee Plans .................................... 30
         6.12.     SEC Filings; Certain Other Notices................. 31
         6.13.     Sale of Certain Assets ............................ 31
         6.14.     Leases; New Real Estate ........................... 31
         6.15.     Environmental Matters.............................. 32
         6.16.     Key Man Life Insurance............................. 33
         6.17.     Additional Security................................ 33

    7.   NEGATIVE COVENANTS .......................................... 33

         7.1.      Mergers, Etc....................................... 33
         7.2.      Investments; Loans and Advances.................... 33
         7.3.      Indebtedness ...................................... 34
         7.4.      Employee Loans..................................... 34
         7.5.      Maintenance of Business ........................... 34
         7.6.      Guaranteed Indebtedness ........................... 34
         7.7.      Liens.............................................. 34
         7.8.      Capital Expenditures............................... 34
         7.9.      Sales of Assets.................................... 35
         7.10.     Cancellation of Indebtedness ...................... 35
         7.11.     Events of Default ................................. 35

    SECTION                                                          Page
    -------                                                          ----
         7.12.     Hedging Transactions ............................. 35
         7.13.     Restricted Payments .............................. 35
         7.14.     Compensation ..................................... 35
         7.15.     ERISA............................................. 35

    8.   TERM........................................................ 36

         8.1.      Termination ...................................... 36
         8.2.      Survival of Obligations Upon Termination of
                   Financing Arrangement............................. 36
         8.3.      Termination Prior To Closing Date................. 36

    9.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES ..................... 36

         9.1.      Events of Default................................. 36
         9.2.      Remedies ......................................... 38
         9.3.      Waivers by Borrower .............................. 39
         9.4.      Right of Set-Off.................................. 39

    10.  MISCELLANEOUS .............................................. 39

         10.1.     Complete Agreement; Modification of Agreement;
                   Sale of Interest ................................. 39
         10.2.     Fees and Expenses ................................ 40
         10.3.     No Waiver by Lender .............................. 41
         10.4.     Remedies ......................................... 41
         10.5.     Waiver of Jury Trial ............................. 42
         10.6.     Severability...................................... 42
         10.7.     Parties........................................... 42
         10.8.     Conflict of Terms................................. 42
         10.9.     Authorized Signature.............................. 42
         10.10.    Governing Law .................................... 42
         10.11.    Notices .......................................... 42
         10.12.    Survival.......................................... 43
         10.13.    Section Titles ................................... 44
         10.14.    Counterparts ..................................... 44

    SIGNATURES ...................................................... 44

                    INDEX OF EXHIBITS AND SCHEDULES

     Exhibit A      -  Guaranty
     Exhibit B      -  Patent Assignment
     Exhibit C      -  Security Agreement
     Exhibit D      -  Stock Pledge Agreement
     Exhibit E      -  Term Note
     Exhibit F      -  Trademark Assignment

         TERM LOAN AGREEMENT, dated as of July 28, 1995, between WAHLCO ENVIRONMENTAL SYSTEMS, INC., a Delaware corporation ("Borrower"), and WES ACQUISITION CORP., a Delaware corporation ("Lender"),

                                   WITNESSETH:
                                   ----------
         WHEREAS, Lender has entered into a Stock Purchase Agreement dated as of May 15, 1995 (the "Stock Purchase Agreement"), with Pacific Diversified Capital Company, a California corporation ("PDC"), pursuant to which Lender will acquire all of the outstanding common stock of the Borrower owned by PDC (the "Acquisition"); and

         WHEREAS, in connection with the Acquisition, Lender on May 15, 1995 executed a commitment letter (the "Commitment Letter") with Borrower, pursuant to which Lender agreed, subject to the terms and conditions specified therein, to provide Borrower with a $2,000,000 secured term loan for ongoing working capital purposes; and

         WHEREAS, pursuant to the Commitment Letter, Lender has previously advanced to Borrower sum of (i) $1,000,000 pursuant to a note dated June 26, 1995, (ii) 500,000 pursuant to a note dated July 5, 1995, and (iii) $500,000 pursuant to a note dated July 17, 1995 (collectively, the "Interim Notes"); and

         WHEREAS, the Commitment Letter contemplated the negotiation and execution and delivery of definitive loan documentation; and

         WHEREAS, Lender has agreed to refinance the indebtedness evidenced by the Interim Notes, but only upon the terms, and subject to the conditions, contained herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. DEFINITIONS

         In addition to the defined terms appearing above, capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings when used herein:

         "Account Debtor" shall mean any Person who is or who may become obligated to Borrower or any of its Subsidiaries under, with respect to, or on account of, an Account.

         "Accounts" shall mean all accounts, accounts receivable, other receivables, contract rights, chattel paper, instruments, documents, and notes, whether now owned or hereinafter acquired by Borrower or any of its Subsidiaries.

         "Acquisition" shall have the meaning assigned to it in the first paragraph of the recitals to this Agreement.

         "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each

Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall mean this Term Loan Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

         "Assignee Lender" shall mean any holder of any Term Notes other than Lender.

         "BA" shall mean Bank of America. NT & SA.

         "Borrower" shall mean Wahlco Environmental Systems, Inc., a Delaware corporation having an office at 3600 West Segerstrom Avenue, Santa Ana, California 92704-6495.

         "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

         "Capital Expenditures" shall mean all payments for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

         "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of Borrower or a Subsidiary of Borrower, any such lease under which Borrower or such Subsidiary is the lessor.

         "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

         "Cash Equivalents" shall have the meaning assigned to it in Section
7.2 hereof.

         "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) Borrower's or any of its Subsidiaries' employees, payroll, income or gross receipts, (iv) Borrower's or any of its Subsidiaries' ownership or use of any of its assets, or (v) any other aspect of Borrower's or any of the Subsidiaries' business.

         "Closing Date" shall mean the date of the making by Lender of the Term Loan Advance hereunder.

         "Code" shall mean the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

         "Collateral" shall mean the collateral covered by the Security Agreement, the Patent Assignments and the Trademark Assignments, and the Pledged Collateral covered by the Stock Pledge Agreement (as such term is defined therein).

         "Collateral Documents" shall mean the Security Agreement, the Stock Pledge Agreement, the Guaranty and the Patent and Trademark Assignment.

         "Commitment Fee." shall have the meaning assigned to it in Section
2.6 hereof.

         "Commitment Letter" shall have the meaning assigned to it in the second paragraph of the recitals to this Agreement.

         "Commitment Termination Date" shall mean the earliest of (i) May 14, 1998, (ii) the date of termination specified in a notice of termination provided to Borrower by Lender at least 30 days prior thereto, (iii) the date of termination of the Commitment pursuant to Section 9.2 and (iv) the date of prepayment in full by Borrower of the Term Loan in accordance with the provisions of Section 2.2 or 2.3 hereof.

         "Compensation" shall mean, with respect to any Person, all payments and accruals commonly considered to be compensation, including, without limitation, all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payments in respect of stock option or phantom stock option or similar arrangements, stock appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, made by Borrower to or accrued for the account of such Person or otherwise for the direct or indirect benefit of such Person.

         "Consolidated Available Cash Flow" shall mean, with respect to any Person for any period, Consolidated Cash Flow PLUS decreases in Working Capital MINUS payments made in respect of Capital Expenditures permitted hereunder, cash interest, scheduled principal payments on the Notes, principal payments permitted hereunder on other Indebtedness, increases in Working Capital and payment of taxes.

         "Consolidated Cash Flow" shall mean, with respect to any Person for any period, the consolidated operating income (before extraordinary items, interest, taxes, depreciation, amortization, and expenses and costs directly related to the consummation of the transactions contemplated by the Loan Documents) of such Person and its consolidated Subsidiaries determined in accordance with GAAP and in a manner consistent with the projections referred to in Section 4.7 hereof.

         "Consolidated Cash Flow to Consolidated Fixed Charges Ratio" shall mean, at any date of calculation thereof, the ratio of (a) Consolidated Cash Flow of Borrower for the immediately preceding four consecutive fiscal quarters to (b) Consolidated Fixed Charges of Borrower for such period.

         "Consolidated Fixed Charges" shall mean, with respect to any Person for any period, the sum of (i) cash interest payable on all Indebtedness of such Person and its consolidated Subsidiaries during such period plus (ii) rentals payable by such Person and its consolidated

Subsidiaries under leases of real or personal, or mixed, property during such period and (iii) principal amounts of all Indebtedness of such Person and its consolidated Subsidiaries payable during such period resulting from borrowings or the granting of credit (other than normal trade credit) plus
(iv) the amount of Capital Expenditures permitted to be paid during such period pursuant to Section 7.8.

         "Consolidated Interest Charges" shall mean, with respect to any Person for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated income statement of such Person and all other Persons with which such Person's financial statements are to be consolidated in accordance with GAAP for the relevant period ended on such date.

         "Consolidated Interest Coverage Ratio" shall mean, at any date of calculation thereof, the ratio of (a) Consolidated Cash Flow of Borrower for the immediately preceding four consecutive fiscal quarters to (b)
Consolidated Interest Charges of Borrower for such period.

         "Consolidated Net Worth" shall mean, with respect to any Person, the total assets less the total liabilities of such Person and its consolidated Subsidiaries.

         "Consolidated Senior Debt Service" shall mean, with respect to Borrower for any period, an amount equal to the sum of (i) the Consolidated Interest Charges on the Senior Debt for such period and (ii) the scheduled amortization of the Term Loan during such period.

         "Consolidated Total Funded Debt" shall mean, with respect to any Person at any date of determination, the total of all Funded Debt of such Person and its consolidated Subsidiaries outstanding on such date determined in accordance with GAAP, after eliminating all intercompany transactions.

         "Consolidated Total Funded Debt to Consolidated Cash Flow Ratio" shall mean, at any date of calculation thereof, the ratio of (a) Consolidated Total Funded Debt of Borrower to (b) Consolidated Cash Flow of Borrower for the immediately preceding four consecutive fiscal quarters.

         "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         "Due Date" shall mean the date on which payment is due with respect to an Account, as indicated on the invoice or statement of Account rendered to the Account Debtor.

         "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree or judgment, relative to the applicable Real Estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 ET SEQ.); the Federal

Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.
Section 6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 ET SEQ.); the Clean Air Act, as amended (42 U.S.C.
Section 740 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 ET SEQ.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f ET SEQ.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes such as the New Jersey Environmental Cleanup Responsibility Act (N.J. Stat. Ann. Section 13:1K-6 ET SEQ.) ("ECRA").

         "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Spill or the presence of a hazardous substance or threatened Spill or hazardous substance.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

         "ERISA Affiliate" shall mean, with respect to Borrower, any trade or business (whether or not incorporated) under common control with Borrower and which, together with Borrower, are treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC.

         "ERISA Event" shall mean, with respect to Borrower or any ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Event of Default" shall have the meaning assigned to it in Section
9.1 hereof.

         "Financials" shall mean the financial statements referred to in
Section 4.6(a) hereof.

         "Fiscal Year" shall mean the calendar year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year," unless the Required Lenders shall consent in writing to such changes.

         "Funded Debt" shall mean, with respect to any Person, all Indebtedness of such Person which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of the debtor and, in respect of Borrower, including the Term Loan Advance.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

         "Guarantor" shall mean each Subsidiary of Borrower, each of which is executing and delivering to Lender the Guaranty.

         "Guaranty" shall mean the agreement made in favor of Lender by each Guarantor, substantially in the form attached hereto as Exhibit A, including all amendments, modifications and supplements thereto, and shall refer to the Guaranty as the same may be in effect at the time such reference becomes operative.

         "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Guaranteed Indebtedness, (vi) all Indebtedness referred to in clause (i), (ii), (iii),
(iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) the Obligations, and (viii) all liabilities under Title IV of ERISA.

         "Interest Payment Date" shall have the meaning assigned to such term in Section 2.5(a) hereof.

         "Inventory" shall mean any and all now owned or hereafter acquired inventory, goods, merchandise, and other tangible personal property intended for sale or lease, in the custody or possession, actual or constructive, of Borrower or any of its Subsidiaries, or in transit to Borrower or any of its Subsidiaries, including such inventory as is on consignment to third parties, leased to customers of Borrower or any of its Subsidiaries, or otherwise temporarily out of the custody or possession of Borrower or any of its Subsidiaries.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "IRS" shall mean the Internal Revenue Service, or any successor thereto.

         "Leases" shall mean all of those leasehold estates in real property now owned or hereafter acquired by Borrower or any Subsidiary of Borrower, as lessee.

         "Lender" shall mean WES Acquisition Corp. and, if at any time WES Acquisition Corp. shall cease to be a holder of Term Note, such replacement lender as shall be designated as such by the Required Lenders.

         "Letter of Credit Obligations" shall mean all outstanding obligations incurred by BA at the request of Borrower or any Subsidiary, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee by BA of letters of credit, bank acceptances in respect of letters of credit, or the like. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by BA thereupon or pursuant thereto.

         "Letters of Credit" shall mean commercial or standby letters of credit issued at the request and for the account of Borrower, and bankers' acceptances issued by Borrower, for which BA has incurred Letter of Credit Obligations pursuant thereto.

         "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

         "Loan Documents" shall mean this Agreement, the Term Note, the Collateral Documents, the Guaranty, those other Ancillary Agreements as to which Lender is a party or a beneficiary on the Closing Date, and all other agreements, instruments, documents and certificates, including, without limitation, pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of

Borrower or any of its Affiliates, or any employee of Borrower or any of its Affiliates, and delivered to Lender in connection with this Agreement or the transactions contemplated hereby, and all amendments or supplements to any of the foregoing.

         "Loan Party" shall mean Borrower and each Subsidiary of Borrower.

         "Material Adverse Effect" shall mean material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of Borrower and its Subsidiaries taken as a whole, (ii) Borrower's and its Subsidiaries' collective ability to pay the Obligations in accordance with the terms thereof, or (iii) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien.

         "Maximum Lawful Rate" shall have the meaning assigned to it in
Section 2.5(c) hereof.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which Borrower, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "Net Cash Proceeds" shall have the meaning assigned to it in Section 2.2(a) hereof.

         "Obligations" shall mean all loans, advances, debts, liabilities, and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable) owing by Borrower or any of its Subsidiaries or all of them to Lender or any Subsidiary of Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes, without limitation, all interest, Commitment Fees, charges, expenses, attorneys' fees and any other sum chargeable to Borrower or any or all of its Subsidiaries under any of the Loan Documents.

         "Patent Assignment" shall mean the Patent Assignments made in favor of Lender by Borrower and its Subsidiaries, substantially in the form attached hereto as Exhibit B.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Plan" shall mean an employee pension benefit plan, as defined in Section (3)(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which Borrower, any of its Subsidiaries or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

        Permitted Dispositions" shall have the meaning assigned to it in
Section 6.13 hereof.

         "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of Borrower or any of its Subsidiaries; (v) workers', mechanics', suppliers', carriers', warehousemen's or other similar liens arising in the ordinary course of business and securing indebtedness aggregating not in excess of $100,000 at any time outstanding, not yet due and payable; (vi) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which Borrower or any of its Subsidiaries is a party;
(vii) any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; (ix) Liens on cash and Cash Equivalents to secure Letter of Credit Obligations; (x) Liens on the specific items of equipment that are the subject of the SBCC Lease to secure the Sanwa Obligations.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean, with respect to Borrower or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Projections" shall mean the projections referred to in Section 4.7 hereof.

         "Qualified Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under
Section 401(a) of the IRC, and which Borrower, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Real Estate" shall mean all of those plots, pieces or parcels of land now owned or leased or hereafter acquired or leased by Borrower or any Subsidiary (the "Land"), including, without limitation, those listed on
Schedule 4.8 hereto and more particularly described in the Mortgages, together with the right, title and interest of Borrower or any Subsidiary, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining, or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil, and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and all fixtures and articles of personal property appertaining thereto and all additions thereto and substitution and replacement thereof.

    "Reportable Event" shall mean any of the events described in Section 4043(b)(1), (2), (3), (5), (6), (8) or (9) or ERISA.

    "Required Lenders" shall mean, as of any date, the holders of Notes evidencing at least a majority of the aggregate unpaid principal amount of the Term Loan; PROVIDED, HOWEVER, that any amendment to, modification of or supplement to this Agreement or waiver of a Default or an Event of Default hereunder that would have the effect of reinstating the obligations to make Term Loans from and after the date such obligations have been terminated or changing the terms of, amount of or obligation to make Term Loans shall require the affirmative consent thereto of WES Acquisition Corp.

    "Reserves" shall mean such reserves for doubtful accounts, returns, allowances and the like as may be established by Borrower or any Subsidiary or as may otherwise be required in accordance with GAAP.

    "Restricted Lease" shall mean, as at any date, any lease of property (whether real, personal or mixed) other than Capital Leases.

    "Restricted Payment" shall mean (i) the declaration of any dividend or the incurrence of any liability to make any other payment of distribution of cash or other property or assets in respect of Borrower's Stock or (ii) any payment on account of the purchase, redemption or other retirement of Borrower's Stock or any other payment or distribution made in respect thereof, either directly or indirectly.

    "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

    "Sanwa Obligations" means all amounts payable by Borrower to SBCC pursuant to (i) that certain letter agreement dated August 31, 1993 (the "SBCC Letter Agreement") among SBCC, Borrower, Bachmann Companies, Inc., Wahlco, Inc., and Wahlco Power Products, Inc., (ii) that certain Lease Agreement Number 0339795 dated August 15, 1991 (the "SBCC Lease") among Wahlco, Inc., Pennsylvania Electric Company and New York State Electric and Gas Corporation, which has been assigned to SBCC pursuant to the SBCC Letter Agreement, and (iii) that certain letter agreement dated May 11, 1995 (the "May 11 Letter Agreement") among SBCC, Borrower, Bachman Companies, Inc., Wahlco, Inc., Wahlco Power Products, Inc., and Wexford Capital Corporation.

    "SBCC" means Sanwa Business Credit Corporation.

    "Security Agreement" shall mean the agreement entered into between Lender and Borrower and its Subsidiaries, substantially in the form attached hereto as Exhibit C, including all amendments, modifications and supplements thereto, and shall refer to the Security Agreement as the same may be in effect at the time such reference becomes operative.

         "Senior Debt to Consolidated Cash Flow Ratio" shall mean, at any date of calculation thereof, the ratio of (a) Senior Debt of Borrower outstanding on such date to (b) Consolidated Cash Flow of Borrower for the immediately preceding four consecutive fiscal quarters.

         "Solvent" shall mean, when used with respect to any Person, that:

              (a) the present fair salable value of such Person's assets is in excess of the total amount of such Person's liabilities;

              (b) such Person is able to pay its debts as they become due; and

              (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

         "Spill" shall have the meaning assigned to it in Section 4.21.

         "Stated Rate" shall have the meaning assigned to it in Section 2.5(a) hereof.

         "Stock" shall mean all shares, options, warrants, general or limited partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "Stock Pledge Agreement" shall mean the agreement entered into between Lender and each of Borrower and those Subsidiaries owning Stock of other Subsidiaries of Borrower, substantially in the form attached hereto as Exhibit D, including all amendments, modifications and supplements thereto, and shall refer to the Stock Pledge Agreement as the same may be in effect at the time such reference becomes operative.

         "Stock Purchase Agreement" shall have the meaning assigned to it in the first paragraph of the recitals to this Agreement.

         "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

         "Taxes" shall have the meaning assigned to it in Section 2.12 hereof.

         "Term Loan Advance" shall have the meaning assigned to it in Section 2.1(a) hereof.

         "Term Note" shall have the meaning assigned to it in Section 2.1 hereof.

         "Termination Date" shall mean the date on which all Senior Debt and any other Obligations hereunder have been completely discharged and Borrower shall have no further right to borrow any monies hereunder.

         "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

         "Trademark Assignment" shall mean the Trademarks and Service Marks Assignment in the form attached hereto as Exhibit F.

         "Welfare Plans" shall mean any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by Borrower, any of its Subsidiaries or any ERISA Affiliate.

         WES Acquisition Corp. shall mean WES Acquisition Corp., a Delaware corporation having an address at 411 West Putnam Avenue, Greenwich, Connecticut 06830.

         "Withdrawal Liability" means, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

2. AMOUNT AND TERMS OF CREDIT

         2.1. TERM LOAN ADVANCE. (a) Upon and subject to the terms and conditions hereof, Lender agrees to refinance the Interim Notes, and to make available until the Commitment Termination Date, for Borrower's use one advance (the "Term Loan Advance") in an aggregate amount of $2,000,000.

         (b) The Term Loan Advance made by Lender shall be evidenced by a promissory note to be executed and delivered by Borrower at the time of the Term Loan Advance, the form of which is attached hereto and made a part hereof as Exhibit E (the "Term Note"). The Term Loan Note shall be payable to the order of Lender and shall represent the obligation of Borrower to pay the amount of the Term Loan Advance, with interest thereon as prescribed in
Section 2.5(a). The date and amount of the Term Loan Advance and each payment of principal with respect thereto shall be recorded on the books and records of Lender, which books and records shall constitute PRIMA FACIE evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Term Loan Advance shall be due and payable on the Commitment Termination Date.

         (c) The Term Loan Advance and all Obligations of Borrower hereunder shall be subordinate to the payment of any amounts due to SBCC under the SBCC Letter Agreement and the May ll Letter Agreement which are not paid as and when due.

         2.2. MANDATORY PREPAYMENT. (a) The net cash proceeds realized from any Permitted Dispositions, after deducting all expenses related thereto (the "Net Cash Proceeds"), shall, immediately upon receipt thereof, be used by Borrower to prepay the Term Loan Advances.

         (b) Borrower shall prepay the Term Loan Advance in an amount equal to the lesser of (i) the Obligations or (ii) 100% of the Net Cash Proceeds received by Borrower from any public offering of its equity securities.

         (c) No prepayment fee shall be payable in respect of any mandatory prepayment under this Section 2.2.

         2.3. OPTIONAL PREPAYMENT. Borrower shall have the right at any time, on 10 days' prior written notice to Lender, to voluntarily prepay the Term Loan Advance in a minimum amount of $50,000 and integral multiples thereof, without premium or penalty. If Borrower prepays the Term Loan Advance in full, Borrower shall have no right to receive additional Term Loan Advances hereunder. Each prepayment shall be accompanied by the payment of accrued and unpaid interest on the amount being prepaid, through the date of prepayment.

         2.4. USE OF PROCEEDS. Borrower shall apply the proceeds of the Term Loan Advance as set forth in the recitals of this Agreement.

         2.5. INTEREST ON TERM LOAN. (a) Borrower shall pay interest to Lender quarterly in arrears on the last day of each calendar quarter, commencing on September 30, 1995 (each, an "Interest Payment Date"), at an annual rate equal to 13% (the "Stated Rate"), based on a year of 365 days for the actual number of days elapsed, and based on the amounts outstanding from time to time under the Term Loan, and as set forth in the following sentence, the Interim Notes. The Term Note issued pursuant to this Agreement refinances the outstanding principal amounts of, and accrued but unpaid interest on, the Interim Notes; accordingly, interest on the Term Note shall accrue (a) on $1,000,000 principal amount of the indebtedness evidenced hereby from July 1, 1995, (b) on $500,000 principal amount of the indebtedness evidenced hereby from July 5, 1995, and (c) on $500,000 principal amount of the indebtedness evidenced hereby from July 17, 1995.

         (b) So long as any Event of Default shall be continuing, the interest rate applicable to the Term Loan Advances shall be increased by two percentage points per annum above the rate otherwise applicable.

         (c) Notwithstanding anything to the contrary set forth in this
Section 2.5, if at any time until payment in full of all of the Obligations in respect of the Term Loan Advances, the Stated Rate exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; PROVIDED, HOWEVER, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender from the making of advances hereunder is equal to the total interest which Lender would have received had the Stated Rate been (but for the operation of this paragraph) the interest rate payable since the Closing Date. Thereafter, the interest rate payable hereunder shall be the Stated Rate, unless and until the Stated Rate again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.5(c), shall make a final determination that Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid under the Term Loan, then to the outstanding principal installments of the Term Note in inverse order of maturity (without premium or penalty), then to other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

         2.6. COMMITMENT FEE. Borrower shall pay to Lender a fee (the "Commitment Fee") equal to $30,000, payable on the Closing Date. At Lender's option, Lender may deduct the amount of the Commitment Fee from the initial Term Loan Advance.

         2.7. RECEIPT OF PAYMENTS. Borrower shall make each payment under this Agreement not later than 3:00 P.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to Lender's depositary bank as designated by Lender from time to time for deposit in Lender's depositary account. For purposes only of computing interest hereunder, ail payments shall be applied by Lender on the day payment has been credited by Lender's depository bank to Lender's account in immediately available funds.

         2.8. APPLICATION OF PAYMENTS. Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrower and in repayment of the Term Loan Advances as Lender may deem advisable. In the absence of a specific determination by Lender with respect thereto, the same shall be applied in the following order: (i) then due and payable fees and expenses; (ii) then due and payable interest payments on the Term Loan Advances; and (iii) then due and payable principal payments on the Term Loan Advances. Lender is authorized to, and at its option may, make advances on behalf of Borrower for payment of all fees, expenses, charges, costs, principal and interest incurred by Borrower hereunder when and as Borrower fails to promptly pay any such amounts. At Lender's option and to the extent permitted by law, any advances so made may be deemed Term Loan Advances constituting Obligations hereunder.

         2.9. ACCOUNTING. Lender will provide a monthly accounting of transactions hereunder to Borrower. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within 30 days after the date any such accounting is rendered, shall notify Lender in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Lender's determination, based upon the facts available, of any item objected to by Borrower in such notice shall (absent manifest error) be final, binding and conclusive on Borrower, unless Borrower shall commence a judicial proceeding to resolve such objection within 30 days following Lender's notifying Borrower of such determination.

         2.10. INDEMNITY. Borrower shall indemnify and hold Lender harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements, including those incurred upon any appeal) which may be instituted or asserted against or incurred by Lender as the result of its having entered into any of the Loan Documents or extended credit hereunder; PROVIDED, HOWEVER, that Borrower shall not be liable for such indemnification to such indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from such indemnified Person's gross negligence or willful misconduct.

         2.11. ACCESS. Lender and each Assignee Lender and any of their officers, employees and/or agents shall have the right, exercisable as frequently as Lender or any Assignee Lender determines to be appropriate, during normal business hours (or at such other times as may reasonably be requested by Lender or any Assignee Lender), to inspect the properties and facilities of Borrower and its Subsidiaries and to inspect, audit and make extracts from all of Borrower's and its Subsidiaries' records, files and books of account. Borrower shall deliver any document or instrument reasonably necessary for Lender or any Assignee Lender, as any of them may request, to obtain records from any service bureau maintaining records for Borrower or its Subsidiaries, and shall maintain duplicate records or supporting documentation on media, including, without limitation, computer tapes and discs owned by Borrower and its Subsidiaries. Borrower shall instruct its and its Subsidiaries' banking and other financial institutions to make available to Lender such information and records as Lender and each Assignee Lender may reasonably request.

         2.12. TAXES. (a) Any and all payments by Borrower hereunder or under the Term Notes shall be made, in accordance with this Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Term Note to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

         (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other sales, transfer, excise, mortgage recording or property taxes, charges or similar levies that arise from any payment made hereunder or under the Term Notes or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Agreement or the Notes, the Loan Documents and any other agreements and instruments contemplated thereby (hereinafter referred to as "Other Taxes").

         (c) Borrower shall indemnify Lender for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Lender, at its address referred to in Section 10.11, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
Section 2.12 shall survive the payment in full of principal and interest hereunder and under the Notes and the Termination of this Agreement.

3. CONDITIONS PRECEDENT

         3.1. CONDITIONS TO TERM LOAN. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Lender hereunder, Borrower shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and Lender shall not be obligated to make the Term Loan hereunder, unless and until all conditions precedent to the obligations of Borrower in the Stock Purchase Agreement shall have been fulfilled or (with the consent of Lender) waived, and Borrower shall have delivered to Lender, in form and substance satisfactory to Lender and (unless otherwise indicated) each dated the Closing Date:

         (a) The Term Note payable to the order of Lender, duly executed by Borrower.

         (b) A favorable opinion of Roger M. Barzun, Esq., counsel to the Loan Parties.

         (c) Resolutions of the boards of directors of each Loan Party, certified by the Secretary or Assistant Secretary of such Loan Party, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by the Loan Documents and (ii) specific officers to execute and deliver this Agreement and the other Loan Documents.

         (d) Governmental certificates, dated the most recent practicable date prior to the Closing Date, showing that each Loan Party is organized and in good standing in the jurisdiction of its organization and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is qualified to transact business.

         (e) A copy of the organizational charter and all amendments thereto of each Loan Party, certified as of a recent date by the Secretary of State of the jurisdiction of its organization, and copies of each Loan Party's by-laws, certified by the Secretary or Assistant Secretary of such Loan Party as true and correct as of the Closing Date.

         (f) The Security Agreement, duly executed and delivered by Borrower; the Stock Pledge Agreement, duly executed and delivered by Borrower and each Subsidiary owning Stock of other Subsidiaries of Borrower; the Patent and Trademark Assignments duly executed by Borrower and its Subsidiaries; and the Guaranty, duly executed and delivered by each Guarantor; together with:

               (i) acknowledgment copies of proper Financing Statements (Form UCC-1) duly filed under the Uniform Commercial Code of each jurisdiction as may be necessary or, in the opinion of Lender, desirable to perfect the security interests created by the Security Agreement,

               (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing the Financing
         Statements referred to in paragraph (i) above and all other effective financing statements which name Borrower or any of its Subsidiaries (under its present name and any previous name) as debtor and which are filed in the jurisdictions referred to in said paragraph (i), together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Security Agreement),

              (iii) evidence of the completion of all recordings and filings of the Security Agreement and Patent and Trademark Assignments as may be necessary or, in the opinion of Lender, desirable to perfect the security interests and liens created by the Security Agreement and Patent and Trademark Assignments,

               (iv) certificates representing the Pledged Shares referred to in the Stock Pledge Agreement and undated stock powers for such certificates executed in blank, and

               (v) evidence that all other actions necessary or, in the opinion of Lender, desirable to perfect and protect the security interests created by the Security Agreement and Patent and Trademark Assignments have been taken.

         (g) The consolidated financial statements and the Projections referred to in Sections 4.6 and 4.7, each certified by the chief financial officer of Borrower, and the letter from Borrower to its accountants referred to in Section 5.2.

         (h) A certificate of the chief executive officer and chief financial officer of Borrower, satisfactory in form and substance to Lender, stating that all of the representations and warranties of the Loan Parties contained herein or in any of the Loan Documents are correct on and as of the Closing Date as though made on and as of such date, and no event has occurred and is continuing, or would result from a Term Loan Advance, which constitutes or would constitute a Default or an Event of Default.

         (i) Evidence that the insurance policies provided for in Section 6.7 are in full force and effect, certified by the insurer thereof, together with appropriate evidence showing a loss payable clause in favor of Lender.

         (j) Certificates of the Secretary or an Assistant Secretary of each Loan Party, dated the Closing Date, as to the incumbency and signatures of the officers of such Loan Party executing this Agreement, the Term Note, any of the Loan Documents and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

         (k) Such additional information and materials as Lender may reasonably request, including, without limitation, copies of any debt agreements, security agreements and other material contracts.

4. REPRESENTATIONS AND WARRANTIES

         To induce Lender to make the Term Loan Advances, as herein provided for, Borrower makes the following representations and warranties to Lender, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement, and shall survive the execution and delivery of this
Agreement:

         4.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Borrower and each Subsidiary of Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its certificate or articles of incorporation and by-laws; and (vi) is in compliance with all applicable provisions of law where the failure to comply would have a Material Adverse Effect.

         4.2. EXECUTIVE OFFICES. The current location of Borrower's and each of its Subsidiary's executive offices and principal place of business is set forth in Schedule 4.2 hereto.

         4.3. SUBSIDIARIES. There currently exist, and upon consummation of the Acquisition there shall exist, no Subsidiaries of Borrower other than as set forth on Schedule 4.3 hereto, which sets forth such Subsidiaries, together with their respective jurisdictions of organization, and the authorized and outstanding capital Stock of each such Subsidiary, by class and number and percentage of each class legally owned by Borrower or a Subsidiary of Borrower or any other Person, or to be owned by the Closing Date. There are no options, warrants, rights to purchase or similar rights covering capital Stock for any such Subsidiary.

         4.4. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by Borrower and its Subsidiaries of the Loan Documents, Ancillary Documents and all instruments and documents to be delivered by Borrower and its Subsidiaries, to the extent they are parties thereto, hereunder and thereunder and the creation of all Liens provided for herein and therein: (i) are within Borrower's and its Subsidiaries' corporate power; (ii) have been, or by the Closing Date will be, duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of Borrower's or its Subsidiaries' respective certificates or articles of incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrower or any of its Subsidiaries other than those in favor of Lender, all pursuant to the Loan Documents; and
(vii) do not require the consent or approval of any Governmental Authority or any other Person, except for compliance with the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, which will have been duly obtained, made or complied with prior to the Closing Date. At or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of Borrower or its Subsidiaries, as the case may be, and each shall then constitute a legal, valid and binding obligation of Borrower or its Subsidiaries, to the extent they are parties thereto, enforceable against them in accordance with its terms.

         4.5. SOLVENCY. After giving effect to the initial Term Loan Advance, if made on the Closing Date, Borrower and each of its Subsidiaries will be Solvent as of and on the Closing Date.

         4.6. FINANCIAL STATEMENTS.

        (a) All of the following balance sheets and statements of income, retained earnings and cash flows of Borrower, copies of which have been furnished to Lender prior to the date of this Agreement, have been, except as noted therein, prepared in conformity with GAAP consistently applied throughout the periods involved and present fairly the consolidated financial position of Borrower in each case as at the dates thereof, and the results of operations and cash flows for the periods then ended (as to the unaudited interim financial statements, subject to normal year-end audit adjustments):

              (i) the unaudited consolidated balance sheet of Borrower as at March 31, 1995, and the related consolidated statements of income, retained earnings and cash flows for the three months ending on such date; and

              (ii) the audited consolidated balance sheet of Borrower as at December 31, 1994, and the related consolidated statements of income, retained earnings and cash flows for the year then ended, with the opinion thereon of Ernst & Young, LLP.

         (b) Except for the Sanwa Obligations, Borrower, as of March 31, 1995, had no obligations, contingent liabilities or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the consolidated balance sheet of Borrower and its Subsidiaries and which would have a Material Adverse Effect.

         (c) There has been no material adverse change in the business, assets, operations, prospects or financial or other condition of Borrower and its Subsidiaries taken as a whole since March 31, 1995 (it being understood that, subsequent to the Closing Date, this representation and warranty shall be subject to the fact that Borrower shall have incurred the Obligations hereunder). No dividends or other distributions have been declared, paid or made upon any shares of capital Stock of Borrower or any of the Subsidiaries, nor have any shares of capital Stock of Borrower or any of the Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by Borrower or Subsidiaries since March 31, 1995.

         4.7. PROJECTIONS. The Projections of Borrower's annual operating budgets on a consolidated basis, balance sheets and cash flow statements for the fiscal years ending on December 31, 1995, 1996, 1997 and 1998, copies of which have been delivered to Lender, disclose all material assumptions made with respect to general economic, financial and market conditions in formulating such Projections. No facts are known to Borrower which would result in any material change in any of such Projections. The Projections are based upon reasonable estimates and assumptions, all of which are fair in light of current conditions, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimate of Borrower, to the best of its ability, of the results of operations and other information projected therein.

         4.8. OWNERSHIP OF PROPERTY; LIENS. (a) Borrower or its Subsidiaries owns good and marketable fee simple title to all of the Real Estate described on Schedule 4.8(a) hereto and good, valid and marketable leasehold interests in the Leases described in Schedule 4.8(b) hereto, and good and marketable title to, or valid leasehold interests in, all of its other properties and assets and none of the properties and assets of Borrower or its Subsidiaries, including, without limitation, the Real Estate and Leases is subject to any Liens, except (i) Permitted Encumbrances and (ii) from and after the Closing Date, the Lien in favor of Lender pursuant to the Collateral Documents; and Borrower and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrower's and its Subsidiaries' right, title and interest in and to all such property except where the failure to have received such documents or effected such actions will not, in the aggregate, have a Material Adverse Effect.

         (b) All real property owned or leased by Borrower and its Subsidiaries is set forth on Schedule 4.8(a) and 4.8(b), respectively. Neither Borrower nor any of its Subsidiaries owns any other real property or is lessee or lessor under any leases other than as set forth therein. Schedules 4.8(a) and 4.8(b) are true and correct in all material respects. Part One of Schedule 4.8(b) hereto sets forth all leases of real property held by Borrower or any Subsidiary as lessee and Part Two of Schedule 4.8(b) sets forth all leases of real property held by Borrower or any Subsidiary as lessor together with information regarding the commencement date, termination date, renewal options (if any) and annual base rents for the years 1995, 1996, 1997 and 1998. Each of such leases is valid and enforceable in accordance with its terms and is in full force and effect. Borrower has delivered to Lender true and complete copies of each of such leases set forth on Part One and Part Two of Schedule 4.8(b) and all documents affecting the rights or obligations of Borrower or any Subsidiary which is a party thereto, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. Neither Borrower nor the applicable Subsidiary nor any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for any default which would not have a Material Adverse Effect.

         (c) Neither Borrower nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by Borrower or any of its Subsidiaries.

         (d) All permits required to have been issued or appropriate to enable the real property owned or leased by Borrower or its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect.

         (e) Neither Borrower nor any of its Subsidiaries has received any notice, nor has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by Borrower or any of its Subsidiaries or any part thereof, or of any sale or other disposition of any real property owned or leased by Borrower or any of its Subsidiaries or any part thereof in lieu of condemnation.

         (f) No portion of any real property owned or leased by Borrower or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. No portion of any real property owned or leased by Borrower or any of its Subsidiaries is located in a special flood hazard area as designated by any federal, Governmental Authority.

         4.9. NO DEFAULT. Neither Borrower nor any of its Subsidiaries is in default, nor to Borrower's knowledge is any third party in default, under or with respect to any contract, agreement, lease or other instrument to which it is a party, except for any default which (either individually or collectively with other defaults arising out of the same event or events) would not have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.10. BURDENSOME RESTRICTIONS. No contract, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or is bound and no provision of applicable law or governmental regulation has a Material Adverse Effect, or insofar as Borrower can reasonably foresee may have a Material Adverse Effect.

         4.11. LABOR MATTERS. There are no strikes or other labor disputes against Borrower or any of its Subsidiaries pending or, to Borrower's knowledge, threatened which would have a Material Adverse Effect. Hours worked by and payment made to employees of Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which would have a Material Adverse Effect. All payments due from Borrower or any of its Subsidiaries on account of employee health and welfare insurance which would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Borrower or such Subsidiary. Neither Borrower nor any of its Subsidiaries has any obligation under any collective bargaining agreement or any employment agreement. There is no organizing activity involving Borrower or any of its Subsidiaries pending or threatened by any labor union or group of employees. There are no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower or any of its Subsidiaries has made a pending demand for recognition. There are no complaints or charges against

Borrower or any of its Subsidiaries pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or any Subsidiary of any individual. Neither Borrower nor any of its Subsidiaries is a contractor, subcontractor or has a legal obligation to engage in affirmative action other than as required by the rules, regulations, orders, policies, decisions and procedures of the FCC.

         4.12. OTHER VENTURES. Except as set forth in Schedule 4.12, neither Borrower nor any Subsidiary is engaged in any joint venture or partnership with any other Person.

         4.13. TAXES. All federal, state, local and foreign tax returns, reports and statements required to be filed by Borrower and its Subsidiaries have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Each of Borrower and its Subsidiaries has paid when due and payable all Charges required to be paid by it. Proper and accurate amounts have been withheld by Borrower and its Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. Schedule 4.13 sets forth, for each of Borrower and its Subsidiaries, those taxable years for which its tax returns are currently being audited by the IRS or any other applicable Governmental Authority. Neither Borrower nor any of its Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Neither Borrower nor any of its Subsidiaries has filed a consent pursuant to IRC
Section 341(f) or agreed to have IRC Section 341(f)(2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by Borrower or any of its Subsidiaries is property which such company is required to treat as being owned by any other Person pursuant to the provisions of IRC Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section 168(h). Neither Borrower nor any of its Subsidiaries has agreed or has been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. Neither Borrower nor any of its Subsidiaries has any obligation under any written tax sharing agreement.

         4.14. ERISA. (a) Schedule 4.14 lists all Plans maintained or contributed to by Borrower and its Subsidiaries and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans and Retiree Welfare Plans.

         (b) Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to the best knowledge of Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status.

         (c) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA which are true and correct in all material respects as of the date filed, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan.

         (d) None of Borrower, its Subsidiaries or any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the IRC or Section 302 of ERISA or the terms of any such plan.

         (e) With respect to all Retiree Welfare Plans, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $100,000, and copies of such latest projections have been provided to Lender.

         (f) There are no pending, or to the knowledge of Borrower or any of its Subsidiaries, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Plan or its assets, (ii) any fiduciary with respect to any Plan or (iii) Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan.

         (g) Except as set forth on Schedule 4.14, none of Borrower, any of its Subsidiaries or any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan.

         (h) Except as set forth in Schedule 4.14, within the last five years none of Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity.

         (i) Except as set forth on Schedule 4.14, no plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant) which would result in a liability in an amount which would have a Material Adverse Effect. Borrower, its Subsidiaries and each ERISA Affiliate have complied with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder except where the failure to comply would not result in any Material Adverse Effect.

         (j) Neither Borrower nor any of its Subsidiaries has engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan, which would subject Borrower or any of its Subsidiaries (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the IRC or any other material liability.

         (k) Except as set forth on Schedule 4.14, no liability under any Plan has been funded, nor has such obligation been satisfied with, the purchase of a contract from an insurance company that is not rated AAA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

         4.15. NO LITIGATION. Except as set forth on Schedule 4.15 hereto, no action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which, if determined adversely, could have a Material Adverse Effect, nor to the knowledge of Borrower does a state of facts exist which is reasonably likely to give rise to such proceedings. None of the matters set forth therein questions the validity of any of the Loan Documents or any action taken or to be taken pursuant thereto, or would have either individually or in the aggregate a Material Adverse Effect.

         4.16. EMPLOYMENT AND LABOR AGREEMENTS. Except as set forth on Schedule 4.16, there are no employment, consulting or management agreements covering management of Borrower or any of its Subsidiaries and there are no collective bargaining agreements or other labor agreements covering any employees of Borrower or any of its Subsidiaries. A true and complete copy of each such agreement has been furnished to Lender.

         4.17. PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Borrower and its Subsidiaries own all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct their business as heretofore conducted by them, now conducted by them and proposed to be conducted by them, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on Schedule 4.17 hereto. Borrower and its Subsidiaries conduct their respective businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement would not have a Material Adverse Effect. To Borrower's knowledge, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Borrower or any of its Subsidiaries.

         4.18. FULL DISCLOSURE. No information contained in this Agreement, the other Loan Documents, the Financial Statements or any written statement furnished by or on behalf of Borrower or its Subsidiaries pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made.

         4.19. LIENS. Except for Permitted Encumbrances, the Liens granted to Lender pursuant to the Collateral Documents will at the Closing Date be fully perfected first priority Liens in and to the Collateral described therein. The Liens granted to Lender pursuant to the Mortgages and Leasehold Mortgages will be fully perfected first priority Liens in and to the Collateral therein described upon their recording.

         4.20. NO MATERIAL ADVERSE EFFECT. No event has occurred since March 31, 1995 and is continuing which has had or could have a Material Adverse Effect.

         4.21. ENVIRONMENTAL PROTECTION. Except as set forth on Schedule 4.21 attached hereto, to Borrower's knowledge without independent investigation, all Real Estate owned and all real property leased pursuant to the Leases by Borrower or any of Borrower's Subsidiaries is free of contamination from any substance or material currently identified to be toxic or hazardous pursuant to

Environmental Laws, including, without limitation, any asbestos, pcb, radioactive substance, methane, volatile hydrocarbons, industrial solvents, or any other material or substance which has in the past or could at any time in the future cause or constitute a health, safety, or environmental hazard to any Person or property. Neither Borrower nor any of Borrower's Subsidiaries has caused or suffered to occur any discharge, spillage, uncontrolled loss, seepage, or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products, or hazardous waste, or hazardous substance in violation of the Environmental Laws (a "Spill") at, under, or within any real property owned or leased by any such Person. Neither Borrower nor any of Borrower's Subsidiaries is involved in operations which could lead to the imposition of any liability or Lien on any such Person or any owner of any premises occupied by such Person under the Environmental Laws and neither Borrower nor any of Borrower's Subsidiaries permitted any tenant or occupant of such premises to engage in any such activity.

         4.22. REAL ESTATE MORTGAGES. Schedule 4.8 hereto sets forth with respect to any Real Estate (i) the amount of existing Indebtedness secured by a Lien on each property (each such property being a "Mortgaged Property"), (ii) the current monthly payment of interest and principal in respect of such Indebtedness, (iii) the current interest payable in respect of such Indebtedness, and (iv) the estimated fair market values thereof as set forth in certain appraisals prepared by third party appraisers, copies of which have heretofore been furnished to Lender. Borrower has no reason to believe that the amounts specified in the preceding sentence are not accurate. Borrower is not in default of its obligations under any such Indebtedness nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Indebtedness.

5. FINANCIAL STATEMENTS AND INFORMATION

         5.1. REPORTS AND NOTICES. Borrower covenants and agrees that from and after the Closing Date and until the Termination Date, it shall deliver to
Lender:

         (a) Within 30 days after the end of each fiscal month, (i) a copy of the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such month and the related consolidated and consolidating statements of income and cash flows for that portion of the Fiscal Year ending as of the end of such month, and (ii) a copy of the unaudited consolidated and consolidating statements of income of Borrower and its Subsidiaries for such month, all prepared in accordance with GAAP (subject to normal year-end adjustments), setting forth in comparative form in each case the projected consolidated and consolidating figures for such period and accompanied by (A) a statement in reasonable detail showing the calculations used in determining the financial covenants under Sections 6.3 and 7.8 hereof, and (B) the certification of the chief executive officer and chief financial officer of Borrower that all such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year-end adjustments), the consolidated and consolidating financial position, the consolidated and consolidating results of operations and the consolidated and consolidating statements of cash flows of Borrower and its Subsidiaries as at the end of such month and for the period then ended, and that there was no Default or Event of Default in existence as of such time.

         (b) Within 45 days after the end of each fiscal quarter, (i) a copy of the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the close of such quarter and the related consolidated and consolidating statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such quarter, and (ii) a copy of the unaudited consolidated and consolidating statements of income of Borrower and its Subsidiaries for such quarter, all prepared in accordance with GAAP (subject to normal year-end adjustments) and accompanied by (A) a statement in reasonable detail showing the calculations used in determining the financial covenants under Sections 6.3 and 7.8 hereof, and (B) the certification of the chief executive officer, chief financial officer and chief accounting officer of Borrower that all such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year-end adjustments), the consolidated and consolidating financial position, the consolidated and consolidating results of operations and the consolidated and consolidating statements of cash flows of Borrower and its Subsidiaries as at the end of such quarter and for the period then ended, and that there was no Default or Event of Default in existence as of such time.

         (c) Within 90 days after the close of each Fiscal Year, a copy of the annual audited consolidated and unaudited consolidating financial statements of Borrower and its Subsidiaries, consisting of consolidated and consolidating balance sheets and consolidated and consolidating statements of income and retained earnings and cash flows, setting forth in comparative form in each case the consolidated and consolidating figures for the previous fiscal year, which financial statements shall be prepared in accordance with GAAP, certified (only with respect to the consolidated financial statements) without qualification by the independent certified public accountants regularly retained by Borrower, or any other firm of independent certified public accountants of recognized national standing selected by Borrower and acceptable to Lender, and accompanied by (i) a schedule in reasonable detail showing the calculations used in determining the financial covenants under Section 6.3 and 7.8 hereof, occurred and (ii) a certification of the chief executive officer, chief financial officer and chief accounting officer of Borrower that all such financial statements are complete and correct and present fairly in accordance with GAAP the consolidated and consolidating financial position, the consolidated and consolidating results of operations and the consolidated and consolidating statements of cash flows of Borrower and its Subsidiaries as at the end of such year and for the period then ended and that there was no Default or Event of Default in existence as of such time.

         (d) As soon as practicable, but in any event within one (1) Business Day after Borrower becomes aware of the existence of any Default or Event of Default, or any development or other information which would have a Material Adverse Effect, telephonic or telegraphic notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within three (3) days.

         (e) Within 90 days prior to the beginning of each Fiscal Year:

              (i) projected consolidated balance sheet of Borrower and its Subsidiaries and projected consolidating balance sheet of Borrower and its Subsidiaries for such Fiscal Year, on a monthly basis;

            (ii) projected consolidated and consolidating cash flow statements of Borrower and its Subsidiaries, including summary details of cash disbursements (including for Capital Expenditures), for such Fiscal Year, on a monthly basis; and

           (iii) projected consolidated and consolidating income statements of Borrower and its Subsidiaries for such Fiscal Year, on a monthly basis;

together with appropriate supporting details as requested by Lender.

         (f) If requested by Lender, copies of all federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by Borrower or any of its Subsidiaries.

         (g) Such other information respecting Borrower's or any of its Subsidiaries' business, financial condition or prospects as Lender or any Assignee Lender may, from time to time, reasonably request.

         5.2. COMMUNICATION WITH ACCOUNTANTS. Borrower authorizes Lender and each Assignee Lender to communicate directly with its independent certified public accountants and tax advisors and authorizes those accountants to disclose to Lender and each Assignee Lender any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Borrower and any of its Subsidiaries. At or before the Closing Date, Borrower shall deliver a letter addressed to such accountants and tax advisors instructing them to comply with the provisions of this Section 5.2.

6. AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, unless the Required Lenders shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

         6.1. MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Borrower shall, and shall cause each of its Subsidiaries to: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its material trademarks and trade names, and preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with applicable industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and (d) transact business only in such names set forth on Schedule 6.1, or such other names as Borrower or any Subsidiary of Borrower shall specify to Lender in writing not less than thirty (30) days prior to the first date such name is used by Borrower or any Subsidiary of Borrower.

         6.2. PAYMENT OF OBLIGATIONS. (a) Borrower shall, and shall cause each of its Subsidiaries to: (i) pay and discharge or cause to be paid and discharged all its Indebtedness, including, without limitation, all the Obligations, as and when due and payable, and (ii) pay and discharge or cause to be paid and discharged promptly all (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed), and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become in default.

         (b) Borrower and its Subsidiaries may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims arising under Section 6.2(a)(ii), provided that at the time of commencement of any such action or proceeding, and during the pendency thereof (i) no Default or Event of Default shall have occurred; (ii) adequate Reserves with respect thereto are maintained on the books of Borrower or such Subsidiary, in accordance with GAAP; (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence; (iv) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest;
(v) no Lien shall exist for such Charges or claims during such action or proceeding; (vi) Borrower or such Subsidiary shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower or such Subsidiary; and (vii) Lender has not advised Borrower in writing that Lender reasonably believes that nonpayment or nondischarge thereof would have a Material Adverse Effect.

          (c) Notwithstanding anything to the contrary contained in Section 6.2(b) above, Borrower and each of its Subsidiaries shall have the right to pay the charges or claims arising under Section 6.2(a)(ii) and in good faith contest, by proper legal actions or proceedings, the validity or amount of such Charges or claims.

          6.3. FINANCIAL COVENANTS. Borrower and its Subsidiaries shall, on a consolidated basis:

          (a) maintain at all times, such maintenance to be evidenced as at the end of any fiscal quarter of Borrower, a Consolidated Total Funded Debt to Consolidated Cash Flow Ratio equal to or less than:

               6.0:1.0        for the Fiscal Year ended
                              December 31, 1995
               3.0:1.0        for the Fiscal Year ending
                              December 31, 1996; and
               2.0:1.0        thereafter;

          (b) maintain at all times, such maintenance to be evidenced as at the end of any fiscal quarter of Borrower, a Senior Debt to Consolidated Cash Flow Ratio equal to or less than:

                5.0:1.0       for the Fiscal Year ending
                              December 31, 1995;
                2.5:1.0       for the Fiscal Year ending
                              December 31, 1996; and
                1.5:1.0       thereafter;

        (c) maintain at all times, such maintenance to be evidenced as at the end of any fiscal quarter of Borrower, a Consolidated Interest Coverage Ratio equal to or greater than:

                  1.0:1.0         for the Fiscal Year ending
                                  December 31, 1995;
                  2.5:1.0         for the six months ending
                                  June 30, 1996;
                  3.0:1.0         for the six months ending
                                  December 31, 1996; and
                  5.0:1.0         thereafter;

        (d) have a Consolidated Cash Flow equal to or greater than:

                  $1,500,000      for the three months ending
                                  September 30, 1995;
                  $3,000,000      for the Fiscal Year ending
                                  December 31, 1996;
                  $4,000,000      for each Fiscal Year thereafter.

         6.4. LENDER'S FEES. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses that Lender shall pay to a bank or other similar institution arising out of or in connection with the forwarding to Borrower or any other Person on behalf of Borrower by Lender of proceeds of the Term Loan Advances.

         6.5. BOOKS AND RECORDS. Borrower shall, and shall cause each of its Subsidiaries to, keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP and on a basis consistent with the Financials referred to in Section 4.6(b) hereof.


         6.6. LITIGATION. Borrower shall notify Lender in writing, promptly upon learning thereof, of any litigation commenced against Borrower and/or any of the Subsidiaries, and of the institution against any of them of any suit or administrative proceeding that may have a Material Adverse Effect.

         6.7. INSURANCE. Borrower shall and shall cause each Subsidiary of Borrower to maintain insurance covering, without limitation, fire, theft, burglary, public liability, property damage, product liability, workers' compensation, and insurance on all property and assets, all in amounts customary for its industry and under policies issued by insurers and pursuant to policies satisfactory to Lender and in any event in compliance with any insurance requirements under any Loan Documents and with a lender's loss payable clause for the benefit of Lender. Borrower shall, and shall cause each of its Subsidiaries to, pay all insurance premiums payable by them.

         6.8. COMPLIANCE WITH LAW. Borrower shall and shall cause each of its Subsidiaries to comply with all federal, state and local laws and regulations applicable to it, including, without limitation. ERISA, those regarding the collection, payment and deposit of employees' income, unemployment and social security taxes and those relating to environmental matters where the failure to comply may have a Material Adverse Effect.

         6.9. AGREEMENTS. Borrower shall and shall cause each of its Subsidiaries to perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including, without limitation, any leases to which any such company is a party, where the failure to so perform and enforce would have a Material Adverse Effect. Borrower shall not and shall cause each of its Subsidiaries not to terminate or modify in any manner adverse to any such company any provision of any agreement to which it is a party which termination or modification could have a Material Adverse Effect.

         6.10. SUPPLEMENTAL DISCLOSURE. From time to time as may be necessary (in the event that such information is not otherwise delivered by Borrower to Lender pursuant to this Agreement), so long as there are Obligations outstanding hereunder, Borrower will supplement each Schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby; PROVIDED, HOWEVER, that such supplement to such Schedule or representation shall not be deemed an amendment thereof unless otherwise consented to by the Required Lenders.

         6.11. EMPLOYEE PLANS. (a) With respect to other than a Multiemployer Plan, for each Qualified Plan hereafter adopted or maintained by Borrower, any of its Subsidiaries or any ERISA Affiliate, Borrower shall (i) seek, or cause its Subsidiaries or ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such Qualified Plan is qualified within the meaning of Section 401(a) of the IRC; and (ii) from and after the adoption of any such Qualified Plan, cause such plan to be qualified within the meaning of Section 401(a) of the IRC and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the IRC.

         (b) With respect to each Welfare Plan hereafter adopted or maintained by Borrower, any of its Subsidiaries or any ERISA Affiliate, Borrower shall comply, or cause its Subsidiaries or ERISA Affiliates to comply, with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder.

         (c) (i) Promptly and in any event within thirty (30) days after Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, and (ii) promptly and in any event within ten (10) days after Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the IRC has been filed with respect to any Qualified Plan, Borrower shall furnish to Lender a written statement of the chief financial officer or other appropriate officer of Borrower describing such ERISA Event or waiver request and the action, if any, which Borrower, any of its Subsidiaries or any ERISA Affiliate proposes to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto.

         (d) Promptly and in any event within thirty (30) days after receipt thereof. Borrower shall furnish to Lender a copy of any adverse notice, determination letter, ruling or opinion Borrower any of its Subsidiaries or any ERISA Affiliate receives from the PBGC, the United States Department of Labor or IRS with respect to any Qualified Plan.

         (e) Promptly and in any event within ten (10) Business Days after receipt thereof, Borrower shall furnish to Lender a copy of any correspondence Borrower, any of its Subsidiaries or any ERISA Affiliate receives from the plan sponsor (as defined by Section 4001(a)(10) of ERISA) of any Multiemployer Plan concerning potential Withdrawal Liability of Borrower, any of its Subsidiaries or any ERISA Affiliate, or notice of any reorganization, with respect to any Multiemployer Plan, together with a written statement of the chief financial officer or other appropriate officer of Borrower of the action which Borrower, any of its Subsidiaries or any ERISA Affiliate proposes to take with respect thereto.

         (f) Promptly and in any event within thirty (30) Business Days after the adoption thereof, Borrower shall furnish to Lender notice of (i) any amendment to a Title IV Plan which results in an increase in benefits or the adoption of any new Title IV Plan, and (ii) any amendment to, or adoption of, a new Welfare Plan which Borrower or any of its Subsidiaries maintains, contributes or has an obligation to contribute to, and which results in an increase in benefits.

         (g) Promptly and in any event after receipt of written notice of commencement thereof, Borrower shall furnish to Lender notice of any action, suit or proceeding before any court or other governmental authority affecting Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined, could not have a Material Adverse Effect.

         (h) Promptly and in any event within thirty (30) days after notice or knowledge thereof, Borrower shall furnish to Lender notice that Borrower or any of its Subsidiaries becomes subject to the tax on prohibited transactions imposed by Section 4975 of the IRC, together with a copy of Form 5330.

         6.12. SEC FILINGS; CERTAIN OTHER NOTICES. Borrower shall furnish to Lender (i) promptly after the filing thereof with the Securities and Exchange Commission. a copy of each report, notice or other filing, if any, by Borrower with the Securities and Exchange Commission and (ii) a copy of each written communication received by Borrower from or delivered by Borrower to
(A) the Securities and Exchange Commission or (B) any holder of publicly held subordinated debt of Borrower, in each case promptly after each such receipt or delivery.

         6.13. SALE OF CERTAIN ASSETS. Borrower shall use its best efforts to sell within 36 months after the Closing Date the assets and businesses listed on
Schedule 6.13 hereof ("Permitted Dispositions"), the terms and conditions of which shall be subject to Lender's approval.

         6.14. LEASES: NEW REAL ESTATE. (a) Borrower shall provide, or shall cause the applicable subsidiary to provide, Lender with copies of all leases of real property or similar agreements (and all amendments thereto) entered into by Borrower or any Subsidiary after the Closing Date, whether as lessor or lessee. Borrower shall comply and shall cause each of its Subsidiaries to comply in all material respects with all of its and their obligations under all Leases now existing or hereafter entered into by it or them with respect to, real property including, without limitation, all

Leases listed on Schedule 4.8 hereto. Borrower shall, or shall cause the appropriate Subsidiary to, (i) provide Lender with a copy of each notice of default received by Borrower or such Subsidiary under any such lease immediately upon receipt of any such notice and deliver to Lender a copy of each notice of default sent by Borrower or such Subsidiary under any such lease simultaneously with its delivery of such notice under such lease: (ii) notify Lender, not later than 30 days prior to the date of the expiration of the term of any such lease, of intention either to renew or not renew any such lease, and, if Borrower or such Subsidiary shall intend to renew such lease, the terms and conditions of such renewal lease; and (iii) notify Lender at least 14 days prior to the date Borrower or such Subsidiary takes possession of or becomes liable under any new leased premises or lease, whichever is earlier.

         (b) From time to time at the request of Lender, Borrower and Subsidiaries shall execute a first priority Mortgage (subordinate only to such mortgages as are necessary to permit Borrower or such Subsidiary to purchase such Real Estate) in favor of Lender covering any Real Estate now or hereafter owned or held by Borrower or its Subsidiaries, in form and substance satisfactory to Lender and provide Lender with title insurance satisfactory to Lender covering such Real Estate in an amount equal to the purchase price of such Real Estate as well as a current ALTA survey thereof, together with a surveyor's certificate in form and substance satisfactory to Lender.

         6.15. ENVIRONMENTAL MATTERS. (a) Borrower shall and shall cause each of its Subsidiaries to (i) comply in all material respects with the Environmental Laws applicable to it, (ii) notify Lender promptly after knowledge in the event of any Spill upon any premises owned or occupied by such Person, and (iii) promptly forward to Lender a copy of any order, notice, permit, application, or any other communication or report received by Borrower or any of its Subsidiaries in connection with any such Spill or any other matter relating to the Environmental Laws as they may affect such premises.

         (b) Borrower shall indemnify Lender and hold Lender harmless from and against any loss, liability, damage, or expense, including attorneys' fees, suffered or incurred by Lender, whether as mortgagee pursuant to any Leasehold Mortgage. as mortgagee in possession, or as successor in interest to Borrower or any of its Subsidiaries as owner or lessee of any premises owned or occupied by Borrower or any of its Subsidiaries by virtue of foreclosure or acceptance in lieu of foreclosure (i) under or on account of the Environmental Laws, including the assertion of any Lien thereunder; (ii) with respect to any Spill affecting such premises, whether or not the same originates or emanates from such premises or any contiguous real estate, including any loss of value of such premises as a result of a Spill; (iii) with respect to any liability for personal injury or property damage arising under any statutory or common law tort theory, including, without limitation, damages assessed for the maintenance of public or private nuisance of the carrying on of an abnormally dangerous activity at or near any Real Estate; and (iv) with respect to any other Environmental Liabilities and Costs with respect to any other matter affecting such premises within the jurisdiction of any federal, state, or municipal official administering the Environmental Laws.

         (c) In the event of any Spill affecting any premises occupied by Borrower or any of its Subsidiaries, whether or not the same originated or emanates from such premises or any contiguous real estate. and if Borrower or such Subsidiary shall fail to comply with any of the requirements of the Environmental Laws, if required to do so under the applicable lease, Lender may, but shall not be obligated to, give such notices or cause such work to be performed or take any and all actions deemed necessary or desirable to remedy such Spill or cure such failure to comply and any amounts paid as a result thereof, together with interest thereon at the rate set forth in Section 2.5 hereof, shall be immediately due and payable by Borrower and, until paid, shall be added to the Obligations.

         The provisions of this Section 6.15 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Spills or hazardous substances.

         6.16. KEY MAN LIFE INSURANCE. If requested by Lender, Borrower shall obtain a term life insurance policy with respect to the lives of each of Henry Huta and C. Stephen Beal in an amount of not less than $2,000.000.

         6.17. ADDITIONAL SECURITY. If requested by Lender, Borrower shall cause any Subsidiary designated by Lender to enter into a security agreement and/or one or more mortgages for the benefit of Lender, pursuant to which security agreement and mortgages such Subsidiary shall grant Lender a first priority security interest in substantially all of such Subsidiary's real and personal property assets. In connection therewith, if Lender shall so request, such Subsidiary shall execute and deliver security agreements, mortgages and such further documents and instruments and make such filings as Lender shall request to enable Lender to perfect its security interest and Liens in such Subsidiary's assets.

7. NEGATIVE COVENANTS

         Borrower covenants and agrees that, without the Required Lenders' prior written consent, from and after the date hereof and until the Termination Date:

         7.1. MERGERS, ETC. Neither Borrower nor any Subsidiary of Borrower shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person nor form any Subsidiary.

         7.2. INVESTMENTS; LOANS AND ADVANCES. Except as otherwise permitted by Section 7.3 or 7.4 hereof, Borrower shall not and shall not permit any Subsidiary of Borrower to make any investment in, or make or accrue loans or advances of money to any Person, through the direct or indirect holding of securities or otherwise; PROVIDED, HOWEVER, that Borrower shall be permitted hereunder and may permit hereunder its Subsidiaries to make one or more investments in, or make or accrue loans or advances of money to, Borrower or any other Subsidiary and PROVIDED, FURTHER, that Borrower and its Subsidiaries may make and own investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof; (ii) commercial paper maturing no more than one year from the date of creation thereof and at the time of their acquisition having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; and (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $200,000,000 and having a rating of "A" or better by a nationally recognized rating agency (the investments described in the preceding clauses (i)-(iii) being hereinafter referred to as "Cash Equivalents").

         7.3. INDEBTEDNESS. (a) Except as otherwise expressly permitted by this Section 7.3 or by any other section of this Agreement. Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness secured by Liens permitted under Section 7.10 hereof, (ii) the Term Loan Advances, (iii) the Letter of Credit Obligations in an amount not to exceed (A) $3,500,000 for the three months ending September 30, 1995; (B) $2,800,000 for the three months ending December 31, 1995; (C) $2,400,000 for the three months ending March 31, 1996; (D) $1,300,000 for the nine months ending December 31, 1996; and (E) $200,000 thereafter, (iv) the Sanwa Obligations, (v) all deferred taxes, (vi) all unfunded pension fund and other employee benefit plan obligations and liabilities but only to the extent they are permitted to remain unfunded under applicable law, (vii) intercompany debt to any Guarantor or to Borrower, and (viii) Indebtedness of Subsidiaries of Borrower created under the Guaranty.

         (b) Except as otherwise expressly permitted by Sections 6.13 and 7.9 hereof. Borrower shall not and shall not permit any Subsidiary of Borrower to sell or transfer, either with or without recourse, any assets, of any nature whatsoever, in respect of which a Lien is granted or to be granted pursuant to any Loan Document or engage in any sale-leaseback or similar transaction involving any of such assets.

         7.4. EMPLOYEE LOANS. Schedule 7.4 attached hereto shows the outstanding amount of all loans to employees, including the identity of the employee, the principal amount of and interest rate of the indebtedness, and the maturity date thereof. Except as set forth on Schedule 7.4, Borrower shall not, and shall not permit any Subsidiary of Borrower to, make or accrue any loans or other advances of money to any employee of Borrower or such Subsidiary in excess at any one time of $50,000 in the aggregate for all such loans, provided that such loans are made only in the ordinary course of Borrower's or such Subsidiary's business.

         7.5. MAINTENANCE OF BUSINESS. Borrower shall not and shall not permit any Subsidiary of Borrower to engage in any business other than the business currently engaged in by Borrower or such Subsidiary.

         7.6. GUARANTEED INDEBTEDNESS. Borrower shall not and shall not permit any Subsidiary of Borrower to incur any Guaranteed Indebtedness (excluding the Guaranteed Indebtedness pursuant to the Guaranty) except (i) by endorsement of instruments or items of payment for deposit to the general account of Borrower or such Subsidiary, and (ii) for Guaranteed Indebtedness incurred for the benefit of Borrower or any Subsidiary of Borrower if the primary obligation is permitted by this Agreement.

         7.7. LIENS. Borrower shall not and shall not permit any Subsidiary of Borrower to create or permit any Lien on any of its properties or assets except:

        (a) presently existing or hereafter created Liens in favor of Lender;
and

        (b) Permitted Encumbrances.

         7.8. CAPITAL EXPENDITURES. Borrower shall not and shall not permit any of its Subsidiaries to make Capital Expenditures that, in the aggregate, shall exceed $100,000 for the period from and after the Closing Date through and including December 31, 1995, and for each Fiscal Year thereafter.

         7.9. SALES OF ASSETS. Except as otherwise provided in Section 6.13. Borrower shall not and shall not permit any Subsidiary of Borrower to sell, transfer, convey or otherwise dispose of any assets or properties: PROVIDED, HOWEVER, that the foregoing shall not prohibit (i) the sale of Inventory in the ordinary course of business, (ii) the sale of surplus or obsolete equipment and fixtures, and (iii) transfers resulting from any casualty or condemnation of assets or properties.

         7.10. CANCELLATION OF INDEBTEDNESS. Borrower shall not and shall not permit any Subsidiary of Borrower to cancel any claim or debt owing to it, except for reasonable consideration and in the ordinary course of business.

         7.11. EVENTS OF DEFAULT. Borrower shall not and shall not permit any Subsidiary of Borrower to take or omit to take any action, which act or omission would constitute (i) a default or an event of default pursuant to, or noncompliance with any of, the terms of any of the Loan Documents or the Ancillary Agreements or (ii) a material default or an event of default pursuant to, or noncompliance with any other contract, lease, mortgage, deed of trust or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien, unless such default, event of default or non-compliance would not have a Material Adverse Effect.

         7.12. HEDGING TRANSACTIONS. Borrower shall not and shall not permit any of its Subsidiaries to engage in any speculative interest rate hedging swaps, caps or similar transaction other than currency hedging in the ordinary course of business.

         7.13. RESTRICTED PAYMENTS. Borrower shall not and shall not permit any Subsidiary of Borrower to make any Restricted Payments nor shall Borrower permit any Subsidiary to make such payments with respect to Borrower's Stock.

         7.14. COMPENSATION. Borrower shall not and shall not permit any Subsidiary of Borrower to, increase the salary and bonus in any year of the ten highest paid employees of Borrower and its Subsidiaries, if as a result of such increase, any such employee's total cash Compensation would increase by more than five percent (5%) of his total cash Compensation for the prior year.

         7.15. ERISA. Neither Borrower nor any of its Subsidiaries shall establish or become obligated to any new Retiree Welfare Plan, or modify any existing Retiree Welfare Plan, which would result in the present value of future liabilities under any such plans to increase by more than $100.000. Neither Borrower nor any of its Subsidiaries shall establish or become obligated to any new unfunded Pension Plan, or modify any existing unfunded Pension Plan, which would result in the present value of future liabilities under any such plans to increase by more than $100,000. Borrower shall not directly or indirectly, and shall not permit its Subsidiaries or any ERISA Affiliate to (a) satisfy any liability under any Qualified Plan by purchasing annuities from an insurance company or (b) invest the assets of any Qualified Plan with an insurance company, unless, in each case, such insurance company is rated AAA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency at the time of the investment.

8. TERM

         8.1 TERMINATION. Subject to the provisions of Section 2 hereof, the financing arrangement contemplated hereby in respect of the Term Loan Advances shall be in effect until the Commitment Termination Date; PROVIDED, HOWEVER, that in the event of a prepayment of the entire Term Loan prior to the Commitment Termination Date with funds borrowed from any Person other than Lender, Borrower shall simultaneously therewith pay to Lender, in immediately available funds, all Obligations in full, in accordance with the terms of the agreements creating and instruments evidencing such Obligations.

         8.2. SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENT. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or the rights of Lender relating to any transaction or event occurring prior to such termination. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations contained in the Loan Documents shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been paid in full in accordance with the terms of the agreements creating such Obligations, at which time the same shall terminate.

         8.3. TERMINATION PRIOR TO CLOSING DATE. Borrower hereby covenants and agrees with Lender that Borrower will: (a) use its best efforts to satisfy, and to cause to be satisfied, fully and promptly each of the conditions set forth in Sections 3.1, 3.2 and 3.3 hereof and to consummate each of the transactions contemplated by this Agreement; (b) refrain from taking, or permitting to be taken, any action, of any nature whatsoever, which shall impede, preclude or otherwise interfere with the satisfaction of any such condition; and (c) indemnify and hold Lender harmless from and against any and all claims, damages, liabilities and expenses which may be incurred by or asserted against Lender in connection with or arising out of any investigation, litigation or proceeding relating to this Agreement, any other Loan Document or any transaction contemplated hereby or thereby, except to the extent that any such claim, damage. liability or expense is the result of the gross negligence or willful misconduct of Lender.

9. EVENTS OF DEFAULT: RIGHTS AND REMEDIES

         9.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

         (a) Borrower shall fail to make any payment of principal of, or interest on or any other amount owing in respect of, the Term Loan or any of the other Obligations when due and payable or declared due and payable, except that with respect to expenses payable under this Agreement, or other Obligations owing under any Loan Document other than this Agreement, such failure shall have remained unremedied for a period of ten (10) days after Borrower has received notice of such failure from Lender.

         (b) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 6.3 ("Financial Covenants") or Section 7 of this Agreement.

         (c) Borrower shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents, or any other Loan Party shall fail or neglect to perform, keep or observe any of the provisions of any other Loan Document and the same shall remain unremedied for a period ending on the first to occur of ten (10) days after Borrower shall receive written notice of any such failure from any Lender or thirty (30) days after Borrower shall become aware thereof.

         (d) A default shall occur under any other agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or any Loan Party's property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of any Loan Party in an aggregate amount exceeding $25,000, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness or a portion thereof in an aggregate amount exceeding $25,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

         (e) Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, report, financial statement or certificate made or delivered to Lender by any Loan Party shall be untrue or incorrect in any material respect, as of the date when made or deemed made (including those made or deemed made pursuant to Section 3.3).

         (f) Any of the assets of any Loan Party shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Loan Party and shall remain unstayed or undismissed for thirty (30) consecutive days; or any Person other than any Loan Party shall apply for the appointment of a receiver, trustee or custodian for any of the assets of any Loan Party and shall remain unstayed or undismissed for thirty
(30) consecutive days; or any Loan Party shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

         (g) A case or proceeding shall have been commenced against any Loan Party in a court having competent jurisdiction seeking a decree or order in respect of such Loan Party (i) under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Loan Party or of any substantial part of its or their properties, or
(iii) ordering the winding-up or liquidation of the affairs of such Loan Party and such case or proceeding shall remain undismissed or unstayed for thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

         (h) Any Loan Party shall (i) file a petition seeking relief under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or such Loan Party or of any substantial part of its properties, (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

         (i) Both of Henry Huta, the Chairman and Chief Executive Officer of Borrower, and C. Stephen Beal, shall, for any reason, cease to be active full-time employees of Borrower.

         (j) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $25,000 in the aggeregate shall be rendered against Borrower or any of its Subsidiaries and the same shall not be (i) fully covered by insurance in accordance with
Section 6.8 hereof, or (ii) vacated, stayed, bonded, paid or discharged for a period of fifteen (15) days.

         (k) Any other event shall have occurred which would have a Material Adverse Effect and Lender shall have given Borrower at least ten (10) days notice thereof.

         (l) (i) With respect to any Plan, a prohibited transaction within the meaning of Section 4975 of the IRC or Section 406 of ERISA occurs which in the reasonable determination of Lender could result in direct or indirect liability to Borrower or any of its Subsidiaries, (ii) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination, (iii) with respect to any Multiemployer Plan, Borrower, any of its subsidiaries or any ERISA Affiliate shall incur any Withdrawal Liability, (iv) with respect to any Qualified Plan, Borrower, any of its Subsidiaries or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS, or (v) with respect to any Title IV Plan or Multiemployer Plan which has an ERISA Event not described in clauses (ii) - (iv) hereof, in the reasonable determination of Lender there is a reasonable likelihood for termination of any such plan by the PBGC; PROVIDED, HOWEVER, that the events listed in clauses (i) - (v) hereof shall constitute Events of Default only if the liability, deficiency or waiver request of Borrower, any of its Subsidiaries or any ERISA Affiliate, whether or not assessed, exceeds $100,000 in any case set forth in
(i) - (v) above, or exceeds $100,000 in the aggregate for all such cases.

         (m) Any provision of any Collateral Document or the Guaranty, after delivery thereof pursuant to Section 3.1. shall for any reason cease to be valid or enforceable in accordance with its terms, or any security interest created under any Collateral Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise stated therein) in any of the Collateral purported to be covered thereby.

         9.2. REMEDIES. If any Event of Default shall have occurred and be continuing, Lender shall at the request, or may with the consent, of the Required Lenders, without notice, (i) terminate this facility with respect to further Term Loan Advances, whereupon no Term Loan Advances may be made hereunder, and/or (ii) declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in Section 9.1(f), (g) or (h) hereof, the Obligations shall become due and payable without declaration, notice or demand by Lender. Lender shall take such action with respect to any Default or Event of Default as shall be directed by the Required Lenders; PROVIDED that, unless and until Lender shall have received such directions, Lender may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lender and the Assignee Lenders taken as a whole, including any action (or the failure to act) pursuant to the Loan Documents.

             9.3. WAIVERS BY BORROWER. Except as otherwise provided for in this Agreement and applicable law, Borrower waives (i)) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender or any Assignee Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender or any Assignee Lender may do in this regard, (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws, Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

         9.4. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, Lender and each Assignee Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender or such Assignee Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement, and the Notes held by Lender or such Assignee Lender irrespective of whether or not Lender or such Assignee Lender shall have made any demand under this Agreement or any such Note and although such obligations may be unmatured. Lender and each Assignee Lender agrees promptly to notify Borrower after any such set-off and application made by Lender or such Assignee Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender and each Assignee Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender and each Assignee Lender may have.

10. MISCELLANEOUS

         10.1. COMPLETE AGREEMENT: MODIFICATION OF AGREEMENT: SALE OF INTEREST. (a) The Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by Borrower and Lender in accordance with Section 10.1(d) hereof. Borrower may not sell, assign or transfer any of the Loan Documents or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to Lender's and each Assignee Lender's sale of participations, assignment, transfer or other disposition, at any time or times, of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, Lender's and each Assignee Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or of any portion thereof or interest therein.

         (b) In the event Lender or any Assignee Lender assigns or otherwise transfers all or any part of any Term Note, Borrower shall, upon the request of Lender or such Assignee Lender, issue new Term Notes to effectuate such assignment or transfer.

         (c) Lender may sell, assign, transfer or negotiate to one or more other lenders, commercial banks insurance companies, other financial institutions or any other Person all or a portion of its rights and obligations under any Term Note held by Lender and this Agreement. From and after the effective date of such an assignment, the assignees thereunder shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such assignment, relinquish its rights and be released from its obligations under the Agreement (and, in the case of an assignment and acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (d) No amendment or waiver of any provision of this Agreement or any Term Notes or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by Lender and all Assignee Lenders affected thereby do any of the following: (i) increase the amount of Lender's commitment to make Term Loan Advances hereunder or subject Lender or any Assignee Lender to any additional obligations, (ii) reduce the principal of, or interest on, any Term Notes or other amounts payable hereunder other than those payable only to WES Acquisition Corp. which may be reduced by WES Acquisition Corp. unilaterally, (iii) postpone any date fixed for any payment of principal of, or interest on, any Term Notes or other amounts payable hereunder, other than those payable only to WES Acquisition Corp. which may be postponed by WES Acquisition Corp. unilaterally, (iv) change the aggregate unpaid principal amount of any Term Notes, or the number of Lenders and Assignee Lenders which shall be required for the Lenders and Assignee Lenders or any of them to take any action hereunder, (v) release or discharge any Person liable for the performance of any obligations of any Loan Party hereunder or under any of the Loan Documents, or (vi) amend this Section 10.1(d); and PROVIDED, FURTHER, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders holding Term Notes, increase the amount of the commitment to make Term Loan Advances hereunder; and PROVIDED, FURTHER, HOWEVER, that no amendment, waiver or consent shall unless in writing and signed by Lender in addition to the Required Lenders required above to take such action, affect the rights or duties of Lender under this Agreement, any Term Note or any Loan Document.

          10.2. FEES AND EXPENSES. Borrower shall pay all reasonable out-of-pocket expenses of Lender in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its counsel and advisors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith). If, at any time or times, regardless of the existence of an Event of Default (except with respect to paragraphs (iii) and (iv), which shall be subject to an Event of Default having occurred and be continuing), Lender (or in the case of paragraphs (iii) and (iv) below, any Assignee Lender) shall employ counsel or other advisors for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with:

               (i) any amendment, modification or waiver, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

               (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender or any Assignee Lender, Borrower, any Subsidiary of Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith;

              (iii) any attempt to enforce any rights of Lender or any Assignee Lender against Borrower, any Subsidiary of Borrower or any other Person, that may be obligated to any Lender by virtue of any of the Loan Documents;

               (iv) any attempt to verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral;

then, and in any such event, the attorneys' and other parties' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 10.2 shall be payable, on demand, by Borrower to Lender (or as provided above to an Assignee Lender) and shall be additional Obligations secured under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' and investment bankers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

         10.3. NO WAIVER BY LENDER. Lender's or any Assignee Lender's failure, at any time or times, to require strict performance by any Loan Party of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender or Assignee Lender of an Event of Default by any Loan Party under the Loan Documents shall not suspend, waive or affect any other Event of Default by any Loan Party under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement and no defaults by any Loan Party under any of the other Loan Documents shall be deemed to have been suspended or waived by Lender or Assignee Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and Required Lenders and directed to such Loan Party specifying such suspension or waiver.

         10.4. REMEDIES. Lender's and each Assignee Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender and Assignee Lenders may have under any other agreement, including without limitation, the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          10.5. WAIVER OF JURY TRIAL. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under the Loan Documents.

          l0.6. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          10.7. PARTIES. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Borrower.
Lender and any Assignee Lender and the assigns, transferees and endorsees of Lender and any Assignee Lenders.

          10.8. CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          10.9. AUTHORIZED SIGNATURE. Until Lender shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto of an officer of Borrower listed in Schedule 10.9 hereto shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors.

          10.10. GOVERNING LAW. Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. Lender, each Assignee Lender and Borrower agree to submit to personal jurisdiction and to waive any objection as to venue in the County of New York, State of New York. Service of process on Borrower, Lender or any Assignee Lender in any action arising out of or relating to any of the Loan Documents shall be effective if mailed to such party at the address listed in
Section 10.11 hereof. Nothing herein shall preclude Lender, any Assignee Lender or Borrower from bringing suit or taking other legal action in any other jurisdiction.

          10.11. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or telecopied and confirmed by telecopy answerback addressed as follows:

    (a) If to the Lender, at:

        WES Acquisition Corp.
        c/o Wexford Capital Corporation
        411 West Putnam Avenue
        Greenwich, Connecticut 06830
        Attention: Robert M. Davies
        Telephone: (203) 862-7400
        Telecopier: (203) 862-7490

        With a copy to:

        Berlack, Israels & Liberman LLP
        120 West 45th Street
        New York, New York 10036
        Attention: Stephen B. Selbst
        Telephone: (212) 704-0100
        Telecopier: (212) 704-0196

    (b) If to Borrower, at:

        Wahlco Environmental Systems, Inc.
        3600 West Segerstrom Avenue
        Santa Ana, California 92704
        Attention: Henry Huta

        With a copy to:

        Roger M. Barzun, Esq.
        60 Hubbard Street
        Concord, Massachusetts 01742
        Telephone: (508) 287-4275
        Telecopier: (508) 287-4276

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          10.12. SURVIVAL. The representations and warranties of Borrower in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

         10.13. SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         10.14. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                   WAHLCO ENVIRONMENTAL SERVICES, INC.



                   By:     /s/  Henry N. Huta
                      --------------------------------
                        Name:   Henry N. Huta
                        Title:  Chairman & CEO


                   WES ACQUISITION CORP.


                   By:     /s/  illegible
                      --------------------------------
                        Name:
                        Title: